Exhibit 99.1
United States Heating Oil Fund, LP
Monthly Account Statement
For the Month Ended February 28, 2010

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$(1,079,732)
Unrealized Gain (Loss) on Market Value of Futures	1,948,577
Interest Income	241
Total Income (Loss)	$869,086

Expenses
Investment Advisory Fee	$7,047
Brokerage Commissions	1,184
NYMEX License Fee	272
SEC & FINRA Registration Expense	112
Non-interested Directors' Fees and Expenses	60
Prepaid Insurance Expense	11
Other Expenses	16,800
Total Expenses	25,486
Expense Waiver	(15,038)
Net Expenses	$10,448
Net Gain (Loss)	$858,638

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 2/1/10	$14,843,825
Net Gain (Loss)	858,638

Net Asset Value End of Period	$15,702,463
Net Asset Value Per Unit (600,000 Units)	$26.17

To the Limited Partners of United States Heating Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended February 28, 2010 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Heating Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502